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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2008

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ASIA PREMIUM TELEVISION GROUP, INC

(Exact name of registrant as specified in its charter)

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Nevada	033-33263	62-1407521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 602, 2 North Tuanjiehu Street, Chaoyang District

Beijing, 100026, People's Republic Of China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +8610 6582-7900

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors.

On February 25, 2008, the Board of Directors of the Company (the "Board") terminated Mr. Jinjiang Jia as the Chief Executive Officer of the Company and member of the Board effective immediately. Mr. Jia had not been appointed to serve on any committee of the Board.

Effective at the Board meeting held on February 25, 2008, Mr. Jing Xing was elected to serve as the Company's Chief Executive Officer, in addition to serving as the Co-Chairmen of the Board. Mr. Xing has served as a director since June 2007. Since 2006, Mr. Xing has served as president of Sun New Media Inc., president of investment business at Sun Media Investment Group, chairman of the board of directors of Sun Capital Consultant Ltd, and the CEO of China Media Tradex Limited. From 2003 to 2006, Mr. Xing served as chairman, vice chairman, executive director and CEO of SMI Corporation Ltd. (formerly known as Star EastHoldings Limited, HK listing symbol 198). From 2003 to 2006, he also served as executive director of Stellar Megamedia Group Limited. From 2003 to 2005, Mr. Xing served as executive director & general manager of Sun TV, chairman and executive director of SMI Publishing Group Limited (HK listing symbol 8010), and vice chairman and executive director of M-ChannelLimited (HK listing symbol 8036). Since 2000, Mr. Xing has served as the vice chairman and executive director of a newspaper, Beijing Daily Messenger, in Beijing, the People’s Republic of China. From 1999 to 2005, Mr. Xing was the chairman and CEO of Beijing KP Network Technical Co. Ltd.. Mr. Xing holds a master degree of science from the Beijing Software Graduate School of Beijing University.

The Board also elected Dr. Wenjun Luo to serve as the Company's Chief Technical Officer and director of the Board. Dr. Luo is a leading professional in information technology and mobile services, and has over 10 years of experience in the global handheld industry. While at Globstream, Dr. Luo rolled out the first wireless streaming audio/music portal for the mass mobile phone market in China, which enabled him to establish strategic partnerships with major media companies and mobile carriers in China. Prior to Globstream, Dr. Luo served as a management consultant at McKinsey & Company's Great China Office and subsequently held various management positions at Sun Microsystems, Palm, Inc. and 3 Com Corp. Dr. Luo earned an MBA from Haas School of Business at the University of California - Berkeley, a PhD from School of Electrical Engineering at the University of Pennsylvania, and a B.S. from School of Electrical Engineering at Shanghai Jiao Tong University.

Neither Mr. Xing nor Mr. Luo was appointed to serve on any committee of the Board. Mr. Xing and Mr. Luo will hold office for a term of one year or until their qualified successors have been elected. There are no related party transactions between the Company and either Mr. Xing or Mr. Luo reportable under Item 404(a) of Regulation S-K. No family relationship exists among Mr. Xing or Mr. Luo and any of our other directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asia Premium Television Group, Inc.

Date: February 25, 2008	By:	/s/ Jing Xing

	Name:	Jing Xing
	Title:	Co-Chairman

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